Exhibit 10.1

EXECUTION VERSION

EIGHTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of this 8th day of September, 2022, by and between CATALYST PHARMACEUTICALS, INC., a Delaware corporation (“Company”) and PATRICK J. MCENANY (“Employee”).

Preliminary Statements

A.

The parties have previously entered into that certain Employment Agreement, dated as of November 8, 2006 (the “Original Agreement”), as previously amended by that certain First Amendment to Employment Agreement, dated as of December 19, 2008 (the “First Amendment”), that certain Second Amendment to Employment Agreement, dated as of November 8, 2009 (the “Second Amendment”), that certain Third Amendment to Employment Agreement, dated as of September 14, 2011 (the “Third Amendment”), that certain Fourth Amendment to Employment Agreement, dated as of August 28, 2013 (the “Fourth Amendment”), that certain Fifth Amendment to Employment Agreement, dated as of June 23, 2016 (the “Fifth Amendment”), that certain Sixth Amendment to Employment Agreement, dated as of May 25, 2018 (the “Sixth Amendment”), and that certain Seventh Amendment to Employment Agreement, dated as of September 9, 2020 (the “Seventh Amendment,” and together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, the “Employment Agreement.”) Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Employment Agreement.

B.	The parties wish to further amend the Employment Agreement to reflect the terms set forth below.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Extension of Agreement. The outside date of the Term of the Employment Agreement is extended for a two year period from the “sixteenth anniversary of the Effective Date” (November 8, 2022) until the “eighteenth anniversary of the Effective Date” (November 8, 2024). All references in the Employment Agreement to the “third anniversary of the Effective Date”, the “fifth anniversary of the Effective Date”, the “seventh anniversary of the Effective Date”, the “tenth anniversary of the Effective Date”, the “twelfth anniversary of the Effective Date,” the “fourteenth anniversary of the effective date,” or the “sixteenth anniversary of the Effective Date” shall be deemed by this Amendment to now refer to the “eighteenth anniversary of the Effective Date.”

EXECUTION VERSION

2.	Employment Agreement Remains in Effect. Except as otherwise specifically amended herein, the terms and provisions of the Employment Agreement remain in full force and effect.

3.	Counterparts. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date set forth above.

CATALYST PHARMACEUTICALS, INC.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

EMPLOYEE:

/s/ Patrick J. McEnany
Patrick J. McEnany

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